Exhibit 99.1

Cerulean and Daré to Host Conference Call on Proposed Transaction on March 23

CAMBRIDGE, Mass., March 20, 2017 – Cerulean Pharma Inc. (NASDAQ:CERU), today announced jointly with Daré Bioscience that the companies will hold a joint conference call to discuss the definitive share purchase agreement under which the stockholders of Daré Bioscience will become the majority owners of Cerulean.

The conference call will take place at 9:00 a.m. ET on Thursday, March 23, 2017. This call can be accessed by dialing 443-637-1284 or 844-831-3031 prior to the start of the call and referencing conference ID 91378612.

The conference call also will be webcast live over the Internet and can be accessed on the “Investors” section of the Cerulean website, www.ceruleanrx.com. The webcast will be archived on the Company’s website until March 31, 2017.

About Daré Bioscience

Daré Bioscience is a clinical-stage pharmaceutical company focusing on the development and commercialization of products for women’s reproductive health. Daré is committed to advancing novel clinical-stage candidates in women’s reproductive health to expand options and improve outcomes. Product development in women’s reproductive health is fragmented creating a potential opportunity for Daré. Our goal is to fill the gap by taking products from innovation through development – the Daré team is well-suited to ensure these products advance and are one day commercially available. The founders bring experience in global women’s healthcare as well as success in prior ventures in funding, achieving regulatory approvals, partnering, and launching a number of products, including devices, therapeutics and diagnostics. For more information on the company, please visit www.darebioscience.com.

About Cerulean Pharma

Cerulean is a company focused on applying the Dynamic Tumor Targeting™ Platform to create nanoparticle-drug conjugates (NDCs) designed to selectively attack tumor cells, reduce toxicity by sparing the body’s normal cells, and enable therapeutic combinations.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed Daré transaction, Cerulean intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a definitive proxy statement on Schedule 14A (the “Proxy Statement”). The Proxy Statement will be sent or given to the stockholders of Cerulean and will contain important information about the proposed transaction and related matters. BEFORE MAKING ANY VOTING DECISION, CERULEAN’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THOSE OTHER MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS

THERETO) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. The Proxy Statement and other relevant materials (when they become available), and any other documents filed by Cerulean with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement by directing a written request to: Cerulean Pharma Inc., 35 Gatehouse Drive, Waltham, MA, Attention: Corporate Secretary.

Participants in the Solicitation

Cerulean, Daré, and each of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Cerulean in connection with the proposed transaction described herein. Information regarding the interests of these directors and executive officers in the proposed transaction described herein will be included in the Proxy Statement described above. Additional information regarding the directors and executive officers of Cerulean is included in proxy statement for its 2016 Annual Meeting, which was filed with the SEC on April 28, 2016, and is supplemented by other public filings made, and to be made, with the SEC by Cerulean.

Contacts:

Chris Guiffre

Cerulean

781-209-6450

Sabrina Martucci Johnson

Daré

858-769-9145